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                                   EXHIBIT 3.3


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 HARBOR BANCORP


         JAMES H. GRAY and DOROTHY K. MATTESON certify that:

         1.They are the duly elected and acting Chairman and Chief Executive Officer and Corporate Secretary, respectively, of HARBOR BANCORP, a California corporation.

         2.The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

         The name of this corporation is: HARBOR BANCORP

                                   ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The corporation is authorized to issue only one class of shares designated "common" shares, and the total authorized number of such shares which may be issued is Five Million (5,000,000).

                                   ARTICLE IV

         Section 1. Limitation of Directors Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. Indemnification of Corporate Agents. The corporation is authorized to provide indemnification of its agents as defined in Section 317 of the California General Corporation Law for breach of their duty to the corporation and its shareholders through bylaw provisions, through agreements with agents, or both, in excess of the indemnification otherwise permitted by such Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.






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         Section 3. Repeal or Modification. Any appeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of the corporation relating to acts or omissions occurring prior to such repeal or modification.

                                    ARTICLE V

         This corporation elects to be governed by all of the provisions of the General Corporation Law of California, effective January 1, 1987, not otherwise applicable to it under Chapter 23 thereof.

         3.The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

         4.The foregoing amendment and this certificate has been approved by the required vote of the shareholders of said corporation in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of the single class of shares entitled to vote is 1,415,214 and the number of shares voting in favor of the foregoing amendment and this certificate exceeded the vote required, such required vote being a majority of the outstanding common shares.

         The undersigned do further each hereby declare under penalty of perjury that the matters set forth in the foregoing certificate are true of his or her own knowledge.

         Executed at Long Beach, California, this 27th day of May, 1997.


                                               /s/ James H. Gray
                                    ---------------------------------------
                                       James H. Gray, Chairman and Chief
                                               Executive Officer


                                            /s/ Dorothy K. Matteson
                                    ---------------------------------------
                                        Dorothy K. Matteson, Corporate
                                                   Secretary







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